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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-30279, 333-30281,
333-45079, 333-45095, 333-45083, 333-62609, 333-62613, 333-36901, 333-85393,
333-85389, 333-85919, 333-44374 and 333-44368) and Form S-3 (File Nos.
333-10455, 333-10459, 333-85431, 333-34578 and 333-44380).


ARTHUR ANDERSEN LLP


Jackson, Mississippi
March 30, 2001